Exhibit 99.1


              FLEETWOOD ENTERPRISES COMMON STOCK
               NOW QUOTED ON OTC BULLETIN BOARD


Riverside, Calif., January 26, 2009 - Fleetwood Enterprises, Inc.
(OTC:FLTW) announced today that its common stock is now also quoted on the OTC Bulletin Board under the symbol FLTW.OB, as well as on the Pink Sheets.

About Fleetwood
Fleetwood Enterprises, Inc., through its subsidiaries, is a leading producer of recreational vehicles and manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle, factory-built housing and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's most recent 10-Q and other SEC filings.

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